Exhibit 10.1.2

SECOND AMENDMENT TO THE CARDINAL HEALTH, INC. 2005 LONG-TERM INCENTIVE PLAN

(AS AMENDED AND RESTATED AS OF NOVEMBER 5, 2008)

This Second Amendment to the Cardinal Health, Inc. 2005 Long-Term Incentive Plan, as amended and restated as of November 5, 2008, as amended by the First Amendment thereto effective August 31, 2009 and by resolutions of the Human Resources and Compensation Committee (the “Committee”) of the Board of Directors of Cardinal Health, Inc., an Ohio corporation, adopted by unanimous written consent dated September 11, 2009 (the “Plan”), is effective as of November 3, 2009 (except for the first sentence to Section 3(b) of the Plan, which was effective on September 11, 2009), pursuant to resolutions of the Committee adopted during a meeting held on November 3, 2009.

1.	Section 3 of the Plan is hereby deleted in its entirety and in replacement thereof shall be the following:

“(a) Aggregate Limit. Subject to the provisions of Section 16(a) of the Plan, the maximum aggregate number of Shares which may be subject to Awards granted under the Plan is 37,011,917 Shares. The 37,011,917 maximum number of Shares described in the preceding sentence consists of 18,000,000 Shares that were approved in 2005, 11,000,000 Shares that were added as of the Amendment and Restatement on November 5, 2008 and 8,011,917 Shares that are being added upon adjustment of the Share limitation pursuant to Section 16(a) of the Plan in connection with the separation of CareFusion from the Company. The aggregate number of Shares subject to Awards granted under this Plan shall not be reduced by Shares subject to Awards granted upon the assumption of, or in substitution for, awards granted by a business or entity that is acquired by, or whose assets are acquired by, the Company. The Shares issued pursuant to the Plan may be either Shares reacquired by the Company, including Shares purchased in the open market, or authorized but unissued Shares.

(b) Code Section 162(m) and 422 Limits. Subject to the provisions of Section 16(a) of the Plan, the aggregate number of Shares subject to Awards granted under this Plan during any fiscal year to any one Awardee shall not exceed 1,365,718. The aggregate maximum value as of the Grant Date of Cash Awards granted under this Plan during any fiscal year to any one Awardee on or after November 5, 2008 shall not exceed U.S. $7,500,000. Subject to the provisions of Section 16(a) of the Plan, the aggregate number of Shares that may be subject to all Incentive Stock Options granted under the Plan is 6,145,734 Shares. Notwithstanding anything to the contrary in the Plan, the limitations set forth in this Section 3(b) shall be subject to adjustment under Section 16(a) of the Plan only to the extent that such adjustment will not affect the status of any Award intended to qualify as “performance-based compensation” under Section 162(m) of the Code.

(c) Stock Awards and Other Stock-Based Awards Limit. Subject to the provisions of Section 16(a) of the Plan, the aggregate number of Shares that may be granted subject to Stock Awards and Other Stock-Based Awards made under the Plan is 13,979,284 Shares.

(d) Share Counting Rules.

i. For purposes of this Section 3 of the Plan, the aggregate number of Shares subject to Awards granted under the Plan at any time shall not be reduced by Shares subject to Awards that have been canceled, expired, forfeited or settled in cash.

ii. The following Shares shall not become available for Awards under this Plan: (A) Shares subject to Awards that have been retained by the Company in payment or satisfaction of the purchase price of an Award or the tax withholding obligation of an Awardee; (B) Shares that have been delivered (either actually or constructively by attestation) to the Company in payment or satisfaction of the purchase price of an Award or the tax withholding obligation of an Awardee; or (C) Shares reserved for issuance upon a grant of Stock Appreciation Rights which are exercised and settled in Shares, to the extent the number of reserved Shares exceeds the number of Shares actually issued upon the exercise of the Stock Appreciation Rights.”

2.	Subsection (e) of Section 8 of the Plan is hereby deleted in its entirety and in replacement thereof shall be the following:

“(e) Vesting Period and Exercise Dates. Options granted under this Plan shall vest and/or be exercisable at such time and in such installments during the period prior to the expiration of the Option’s term as determined by the Administrator, except that no Option shall first become exercisable within one (1) year from its Grant Date, other than (i) upon a Change of Control as specified in Section 16(b) of the Plan or in connection with a Disaffiliation, (ii) upon the death, Disability or Retirement of the Awardee, in each case as specified in the Option Agreement, or (iii) for up to 1,365,711 Shares subject to Options in the aggregate which shall have no minimum vesting period. The Administrator shall have the right to make the timing of the ability to exercise any Option granted under this Plan subject to continued active employment, the passage of time and/or such performance requirements as deemed appropriate by the Administrator. At any time after the grant of an Option, the Administrator may reduce or eliminate any restrictions surrounding any Participant’s right to exercise all or part of the Option, subject to restrictions set forth above.”

3.	Subsection (a) of Section 11 of the Plan is hereby deleted in its entirety and in replacement thereof shall be the following:

“(a) Stock Award Agreement. Each Stock Award Agreement shall contain provisions regarding (i) the number of Shares subject to such Stock Award or a formula for determining such number, (ii) the purchase price of the Shares, if any, and the means of payment for the Shares, (iii) the performance criteria, if any, and level of achievement versus these criteria that shall determine the number of Shares granted, issued, retainable and/or vested, (iv) such terms and conditions on the grant, issuance, vesting and/or forfeiture of the Shares as may be determined from time to time by the Administrator, (v) restrictions on the transferability of the Stock Award, and (vi) such further terms and conditions in each case not inconsistent with this Plan as may be determined from time to time by the Administrator. No condition that is based upon performance criteria and level of achievement versus such criteria shall be based on performance over a period of less than one (1) year and no condition that is based upon continued employment or the passage of time shall provide for vesting in full of a Stock Award in less than pro rata installments over three (3) years from the date the Stock Award is made, other than (i) with respect to such Stock Awards that are issued upon the exercise or settlement of Options or Stock Appreciation Rights, (ii) upon a Change of Control as specified in Section 16(b) of the Plan or in connection with a Disaffiliation , (iii) upon the death, Disability or Retirement of the Awardee, in each case as specified in the Stock Award Agreement, or (iv) for up to 1,311,481 Shares subject to Stock Awards and Other Stock-Based Awards in the aggregate which shall have no minimum vesting period.”

4.	Subsection (a) of Section 12 of the Plan is hereby deleted in its entirety and in replacement thereof shall be the following:

“(a) Other Stock-Based Awards. An “Other Stock-Based Award” means any other type of equity-based or equity-related Award not otherwise described by the terms of this Plan (including the grant or offer for sale of unrestricted Shares) in such amount and subject to such terms and conditions as the Administrator shall determine. Such Awards may involve the transfer of actual Shares to Participants, or payment in cash or otherwise of amounts based on the value of Shares. Each Other Stock-Based Award will be evidenced by an Award Agreement containing such terms and conditions as may be determined by the Administrator. No condition that is based upon performance criteria and level of achievement versus such criteria shall be based on performance over a period of less than one (1) year and no condition that is based upon continued employment or the passage of time shall provide for vesting in full of an Other Stock-Based Award in less than pro rata installments over three (3) years from the date the Other Stock-Based Award is made, other than (i) with respect to such Other Stock-Based Awards that are issued upon the exercise or settlement of Options or Stock Appreciation Rights, (ii) upon a Change of Control as specified in Section 16(b) of the Plan or in connection with a Disaffiliation, (iii) upon the death, Disability or Retirement of the Awardee, in each case as specified in the Other Stock-Based Award Agreement, or (iv) for up to 1,311,481 Shares subject to Stock Awards and Other Stock-Based Awards in the aggregate which shall have no minimum vesting period.”

5.	Subsection (a) of Section 16 of the Plan is hereby deleted in its entirety and in replacement thereof shall be the following:

“(a) Adjustment Clause. In the event of (i) a stock dividend, stock split, reverse stock split, share combination, or recapitalization or similar event affecting the capital structure of the Company (each, a “Share Change”), or (ii) a merger, consolidation, acquisition of property or shares, separation, spinoff, reorganization, stock rights offering, liquidation, Disaffiliation, or similar event affecting the Company or any of its Subsidiaries (each, an “Organic Change”), the Administrator or the Board may in its discretion, and for any Award granted after this Amendment and Restatement becomes effective shall, make such substitutions or adjustments as it deems appropriate and equitable to (i) the Share limitations set forth in Sections 3, 8(e), 11(a) and 12(a) of the Plan, (ii) the number and kind of Shares covered by each outstanding Award, and (iii) the price per Share subject to each such outstanding Award. Such adjustments may include, without limitation, (x) the cancellation of outstanding Awards in exchange for payments of cash, property or a combination thereof having an aggregate value equal to the value of such Awards, as determined by the Administrator or the Board in its sole discretion (it being understood that in the case of an Organic Change with respect to which shareholders receive consideration other than publicly traded equity securities of the ultimate surviving entity, any such determination by the Administrator that the value of an Option or Stock Appreciation Right shall for this purpose be deemed to equal the excess, if any, of the value of the consideration being paid for each Share pursuant to such Organic Change over the exercise price of such Option or Stock Appreciation Right shall conclusively be deemed valid); (y) the substitution of other property (including, without limitation, cash or other securities of the Company and securities of entities other than the Company) for the Shares subject to outstanding Awards; and (z) in connection with any Disaffiliation, arranging for the assumption of Awards, or replacement of Awards with new awards based on other property or other securities (including, without limitation, other securities of the Company and securities of entities other than the Company), by the affected Subsidiary, Affiliate, or division or by the entity that controls such Subsidiary, Affiliate, or division following such Disaffiliation (as well as any corresponding adjustments to Awards that remain based upon Company securities).”

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